Contacts: West Michael A. Anderson Vice President and Treasurer (610) 594-3345	Investors and Financial Media: Westwicke Partners John Woolford / Stefan Loren (443) 213-0506

West Pre-Announces First Quarter 2012 Earnings Per Share
- Increases 2012 Earnings Per Share Guidance -
- Full Release and Analyst Call Scheduled for Thursday, April 26, 2012 -

Lionville, PA April 17, 2012 – West Pharmaceutical Services, Inc. (NYSE: WST) today announced that it expects first-quarter Adjusted Diluted EPS to be $0.83, compared to $0.60 in the first quarter of 2011, on sales growth of approximately 7% (9% excluding currency effects).  Reported diluted earnings per share, which includes items excluded from Adjusted Diluted EPS, is expected to be $0.81, compared to $0.56 in the same period last year. The Company attributed the improvement primarily to broad-based increases in pharmaceutical packaging sales.

The Company increased its guidance for Adjusted Diluted EPS for the year 2012 to between $2.50 and $2.67 per share, including between $0.07 and $0.10 of first quarter growth that is not expected to reoccur.  The Company’s prior guidance for 2012 was for Adjusted Diluted EPS of between $2.37 and $2.55.

“The strong order flow we experienced at the close of 2011 carried through the first quarter," said Donald E. Morel, Jr., Ph.D., West's Chairman and Chief Executive Officer. “Pricing actions, overall inventory-building by customers that included supplying one customer’s needs for a planned new product launch, along with progress payments on customer-funded R&D projects, contributed to a more profitable sales mix and a record quarter. Demand remains strong in Pharmaceutical Packaging Systems, with our committed-order backlog continuing to grow faster than sales.”

West expects to release earnings before the market opens on April 26, 2012, and to host the quarterly analyst conference call at 9 a.m. ET on that same date.

About West

West is a global manufacturer of components and systems for injectable drug delivery, including stoppers and seals for vials, and closures and disposable components used in syringe, IV and blood collection systems. The Company also provides products with application to the personal care, food and beverage markets. Headquartered in Lionville, Pennsylvania, West supports its partners and customers from 50 locations throughout North America, South America, Europe, Mexico, Japan, Asia and Australia. For more information, visit West at www.westpharma.com.

Use of Non-GAAP Financial Measures

This press release uses non-GAAP financial measures. West believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain business trends relating to West’s financial condition, results of operations and the Company’s overall performance.  Our executive management team uses  adjusted diluted EPS to evaluate the performance of the Company in terms of profitability and to compare operating results to prior periods. The Company believes that the use of non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends in comparing its financial measures with other companies.

Our executive management does not consider such non-GAAP measures in isolation or as an alternative to such measures determined in accordance with GAAP.  The principal limitation of such non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded.  In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which items are excluded from the non-GAAP financial measures.  In order to compensate for these limitations, our executive management presents its non-GAAP financial measures in connection with its GAAP results.  We urge investors and potential investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures, and not rely on any single financial measure to evaluate the Company’s business.

In calculating adjusted diluted EPS, we exclude the impact of items that are not considered representative of ongoing operations. Such items include restructuring and related costs, certain asset impairments, other specifically identified gains or losses, and discrete income tax items. A reconciliation of these adjusted non-GAAP measures to the comparable GAAP financial measures is included in the following tables.

Reconciliation of Adjusted Diluted EPS and reported earnings per share is as follows:

	Diluted Earnings Per Share for the Three Months Ended March 31,
	2012	2011
Adjusted Diluted EPS	$0.83	$0.60
Restructuring and related charges, net of tax	(0.01)	(0.04)
Discrete tax items	(0.01)	-
Reported earnings per share	$0.81	$0.56

Restructuring and Related Charges - We recognized restructuring and related charges totaling $0.4 million and $1.9 million in the first quarter of 2012 and 2011, respectively. The majority of these charges were for employee severance and benefits in 2011 and for other plant closure costs in 2012, and were incurred as part of the restructuring program launched in December of 2010.

Discrete Tax Items – We recognized $0.3 million in discrete tax charges in the first quarter of 2012, primarily with the reduction of deferred tax assets associated with the legal restructuring of the ownership of our Puerto Rico operations.

Reconciliation of 2012 Adjusted Guidance to 2012 Reported Guidance is as follows:

Full Year 2012 Guidance (a)
Diluted Earnings Per Share
Adjusted guidance per diluted share	$2.50 to $2.67
Restructuring, net of tax(b) Acquisition-related contingency(c) First-quarter 2012 discrete tax item(b)	(0.05) to (0.03) (0.03) to (0.01) (0.01)
Reported guidance per diluted share	$2.41 to $2.62

(a)	Guidance includes various currency exchange rate assumptions, most significantly the Euro at $1.33 for 2012. Actual results will vary as a result of variability of exchange rates.

(b)	See descriptions of the nature of these items provided in connection with the Reconciliation of Adjusted Diluted EPS and reported earnings per share, above.

(c)
The acquisition-related contingency results from the periodic revaluation of a contingent consideration obligation related to our 2010 acquisition of technology used in our SmartDose™ electronic patch injector system.

Cautionary Statement Under the Private Securities Litigation Reform Act of 1995

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such statements include, but are not limited to statements about expected financial results for 2012 and future years, including the Company’s long-term outlook.

Each of these estimates is based on preliminary information, and actual results could differ from these preliminary estimates.  We caution investors that the risk factors below, as well as those set forth under the caption "Risk Factors" in our most recent Annual Report on Form 10-K as filed with the Securities and Exchange Commission and as revised or supplemented by our quarterly reports on Form 10-Q, could cause our actual results to differ materially from those estimated or predicted in the forward-looking statements. You should evaluate any statement in light of these important factors. Except as required by law or regulation, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise.  Factors that may impact forward-looking statements include, but are not limited to:

•	sales demand and our ability to meet that demand;

•	competition from other providers in our businesses, including customers’ in-house operations, and from lower-cost producers in emerging markets, which can impact unit volume, price and profitability;

•	customers’ changing inventory requirements and manufacturing plans that alter existing orders or ordering patterns for the products we supply to them;

•
the timing, regulatory approval and commercial success of customer products that incorporate our packaging and delivery products and systems, including Daikyo Crystal Zenith® (“CZ”) prefilled syringes, cartridges and vials, and the Confidose®, SmartDose™ and NovaGuard™ systems;

•
whether customers agree to incorporate West’s products and delivery systems with their new and existing drug products, the ultimate timing and successful commercialization of those products and systems, which involves substantial evaluations of the functional, operational, clinical and economic viability of the Company’s products, and the rate, timing and success of regulatory approval for the drug products that incorporate the Company’s components and systems;

•
the timely and adequate availability of filling capacity, which is essential to conducting definitive stability trials and the timing of first commercialization of customers’ products in CZ prefilled syringes;

•	the timely execution and completion of our 2010 restructuring plan within the cost estimates, and the achievement of cost savings anticipated by the plan;

•
average profitability, or mix, of products sold in any reporting period, including lower than expected sales growth of our high-value pharmaceutical packaging products, of CZ products and of other proprietary safety and administration devices;

•	maintaining or improving production efficiencies and overhead absorption;

•	dependence on third-party suppliers and partners, some of which are single-source suppliers of critical materials and products, including our Japanese partner and affiliate Daikyo Seiko, Ltd.;

•
the availability and cost of skilled employees required to meet increased production, managerial, research and other needs, including professional employees and persons employed under collective bargaining agreements;

•	interruptions or weaknesses in our supply chain, which could cause delivery delays or restrict the availability of raw materials, key purchased components and finished products;

•	the successful and timely implementation of price increases necessary to offset rising production costs, including raw material prices, particularly petroleum-based raw materials;

•	the cost and progress of development, regulatory approval and marketing of new products as a result of our research and development efforts;

•	the relative strength of the U.S. dollar in relation to other currencies, particularly the Euro, British Pound, Danish Krone, Singapore Dollar, and Japanese Yen; and

•	the potential adverse effects of recently-enacted U.S. healthcare legislation on customer demand, product pricing and profitability.

Trademarks and registered trademarks are the property of West Pharmaceutical Services, Inc., in the United States and other jurisdictions, unless noted otherwise.

Daikyo Crystal Zenith® is a registered trademark of Daikyo Seiko, Ltd.
Daikyo Crystal Zenith® technologies are licensed from Daikyo Seiko, Ltd.